UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2025

ETHZilla Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd, Suite 200 Palm Beach,FL	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ETHZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 16, 2025, at a special meeting of stockholders of ETHZilla Corporation (the “Company”, “we” and “us”), called by the Board of Directors of the Company (the “Special Meeting”), stockholders of the Company representing 12,788,555 shares of the Company’s common stock entitled to vote at the Special Meeting were present in person or by proxy, representing 79.8% of the voting shares issued and outstanding on the record date (October 17, 2025), and constituting a quorum to conduct business at the Special Meeting. The following sets forth the matters that were voted upon by the Company’s stockholders at the Special Meeting and the voting results for such matters, which matters are described in more detail in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on November 4, 2025 (the “Proxy Statement”).

Proposal 1

A management proposal to approve for purposes of complying with Section 5635(d) of the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC as described in the Proxy Statement, the issuance of shares of the Company’s common stock underlying senior secured convertible notes issued by us pursuant to the terms of that certain Amendment and Waiver Agreement dated September 22, 2025, between the Company and the investors named therein (the “Convertible Notes”), without giving effect to the exchange cap in such Convertible Notes in an amount that may be equal to or exceed 20% of our common stock outstanding immediately prior to the issuance of such Convertible Notes, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
9,147,112	3,605,253	36,190	—

Proposal 2

A management proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there was not sufficient votes at the time of the Special Meeting to approve the proposal above, was approved by the following vote, provided that the Company determined not to adjourn the Special Meeting:

For	Against	Abstain	Broker Non-Votes
10,840,096	1,901,192	47,267	—

Item 8.01. Other Events

The information provided in Item 5.07 is hereby incorporated by reference.

As a result of the approval of Proposal No. 1 above, the principal amount of Convertible Notes is currently convertible into 117,999,344 shares of common stock and the Convertible Notes will be convertible into an aggregate of 125,079,305 shares of common stock, in the event they continued to accrue interest at the current rate through maturity, in each case subject to further adjustment as provided therein (including certain conversion price reset rights), based on a current conversion price of $3.05 per share.

Notwithstanding the above, as discussed in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 10, 2025, on December 9, 2025, the Company entered into a Note Mandatory Redemption Agreement (the “Redemption Agreement”) with the investors, pursuant to which we agreed to repurchase and redeem the Convertible Notes on or before December 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHZILLA CORPORATION

Date: December 16, 2025	By:	/s/ McAndrew Rudisill
McAndrew Rudisill
Chief Executive Officer

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